EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 18, 2004, which appears on page 18 of the annual report on Form 10-K of Flotek Industries, Inc. for the year ended December 31, 2003.

WEINSTEIN SPIRA & COMPANY, P.C.
Houston, Texas
October 26, 2005